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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
STEWART & STEVENSON SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        The following is a copy of a notice sent to the Stewart & Stevenson Services, Inc. shareholders on April 27, 2006.

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY

April 27, 2006

Dear Fellow Shareholder:

        The May 9, 2006 Special Meeting of Shareholders of Stewart & Stevenson Services, Inc. (SVC) is only a little more than a week away. Your vote is extremely important.

        At the special meeting, SVC shareholders are being asked to approve the proposed merger with Armor Holdings, Inc., under which Armor Holdings will acquire all of the outstanding shares of SVC for $35.00 per share in cash. Your Board of Directors unanimously approved and supports this transaction.

        Because SVC is a Texas corporation, this proposed merger has an unusually high approval threshold, requiring the affirmative vote of two-thirds of SVC's outstanding shares entitled to vote. For this reason, every vote is critical. Not voting will have the same effect as a vote against the merger. Please take a moment to vote the enclosed proxy card today.

LEADING INDEPENDENT PROXY ADVISORY FIRM, ISS,
RECOMMENDS THAT SVC SHAREHOLDERS VOTE "FOR"
PROPOSED MERGER WITH ARMOR HOLDINGS

        We are pleased to report that on April 25, 2006, Institutional Shareholder Services (ISS) recommended that SVC shareholders vote "FOR" the Armor Holdings merger at the upcoming special meeting. ISS is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

        To follow ISS's recommendation, SVC shareholders should vote "FOR" the Armor Holdings merger on the enclosed proxy card today.

        In recommending that SVC shareholders vote "FOR" the Armor Holdings merger, ISS wrote that:

  "We believe that the choices made by the board were a reasonable exercise of their business judgment at the time they were made, and that such choices led to a full and fair value that is available to shareholders immediately and that is not subject to regulatory risk."*

* Permission to use quotations from the ISS report was neither sought nor obtained.

        ISS's recommendation that SVC shareholders vote "FOR" the Armor Holdings merger supports the conclusion reached by your Board of Directors. Your Board unanimously concluded that the significant cash premium presented by Armor Holdings' $35.00 per share cash offer is in the best interests of all SVC shareholders, and we urge all shareholders to vote "FOR" the proposed merger.

THE MAY 9, 2006 SPECIAL MEETING OF SHAREHODLERS IS ONLY DAYS AWAY

PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY

VOTE "FOR" THE PROPOSED MERGER WITH ARMOR HOLDINGS

        Please take a moment to vote the enclosed proxy card today "FOR" the Armor Holdings merger. Your proxy can be voted by mail, telephone or Internet—just follow the simple enclosed instructions. Remember, a failure to vote has the same effect as a vote against the merger proposal.

        Your vote is extremely important, no matter how many or how few shares that you own. If you have any questions or need assistance in voting your shares, please call MacKenzie Partners, Inc. Toll-Free at 800-322-2885 or Collect at 212-929-5500.

        Thank you very much for your continued support.

                      On Behalf of the Board of Directors

                      Sincerely,

                      Max L. Lukens
                      Chief Executive Officer and President

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YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY
LEADING INDEPENDENT PROXY ADVISORY FIRM, ISS, RECOMMENDS THAT SVC SHAREHOLDERS VOTE " FOR " PROPOSED MERGER WITH ARMOR HOLDINGS
THE MAY 9, 2006 SPECIAL MEETING OF SHAREHODLERS IS ONLY DAYS AWAY PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY VOTE "FOR" THE PROPOSED MERGER WITH ARMOR HOLDINGS